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                            NEWS COMMUNICATIONS, INC.
                                  2 PARK AVENUE
                            NEW YORK, NEW YORK 10016



                                                           As of January 1, 2003


D.H. Blair Investment Banking Corp.
44 Wall Street
New York, NY  10005

Attention: Mr. J. Morton Davis

Dear Morty:

         As we discussed, I am writing to confirm our understanding that the maturity date of certain Promissory Note, dated March 7, 2001, in the principal amount of $200,000 of News Communications, Inc. to the order of D.H. Blair Investment Banking Corp. is extended until June 1, 2003; provided, however that the principal balance and accrued interest on the note shall be prepaid upon the sale by News Communications of the stock or assets of its Dan's Papers subsidiaries to the extent that the cash proceeds from such transactions equal or exceed $1,000,000.

         Please acknowledge your acceptance of the foregoing by signing where indicated below and returning the same to me. Thank you for your attention and continued support.

                                        NEWS COMMUNICATIONS, INC.


                                        By: /s/ James A. Finkelstein
                                            ------------------------------
                                            Name:    James A. Finkelstein
                                            Title:   President


D.H. Blair Investment Banking Corp.



By: /s/ J. Morton Davis
------------------------------------
Name:  J. Morton Davis
Title:  Chairman








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